EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

The certification set forth below is being submitted in connection with the Quarterly Report of NetIQ Corporation, a Delaware corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission (the “Report”), for the purpose of complying with Rule 13a – 14(b) or Rule 15d – 14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and section 1350 of chapter 63 of Title 18 of the United States Code.

Charles M. Boesenberg, Chief Executive Officer, and Richard H. Van Hoesen, Chief Financial Officer of the Company, each certifies pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act ; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHARLES M. BOESENBERG
Chief Executive Officer and Chairmen of the Board of Directors November 5, 2004

/s/ RICHARD H. VAN HOESEN
Senior Vice President and Chief Financial Officer November 5, 2004

A signed original of this written statement required by Section 906 has been provided to NetIQ Corporation and will be retained by NetIQ Corporation and furnished to the Securities and Exchange Commission or its staff upon request.